Exhibit 21.1

SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.

Ownership Percentage Name	Place of Incorporation

100% Synovus Bank	Georgia
100% Synovus Trust Company, National Association	National
100% Synovus Mortgage Corp.	Alabama
100% Synovus Title, LLC	Alabama
100% Synovus Title II, LLC	Georgia
50% Sterling Place, L.L.C.	Alabama
100% W.L. Properties, Inc.	Florida
100% U.O.S. Properties, Inc.	Florida
40% Orchid, LLC	Alabama
100% The Summerton Inn, Inc.	South Carolina
100% DAL LLC	Alabama
100% KDC LLC	Alabama
100% BNG Beltline, LLC	Georgia
100% Synovus RP Holdings, LLC	Georgia
100% Global Financial Distributors, Inc.	Georgia
49.99% Azalea Park Partners, LP	Maryland
100% CB&T Special Limited Partner, L.L.C.	Georgia
20% West End Redevelopment Partnership, L.P.	Georgia
30% Tuscaloosa Riverfront Development, LLC	Alabama
99.99% CB&T Housing Fund Investor, L.L.C.	Georgia
99.99% Tall Pines Apartments, Ltd., (L.P.)	Alabama
99% Boston Capital Columbus Tax Credit Fund, A Limited Partnership	Massachusetts
99.99% New Northgate Village Development Company, L.P.	Georgia
99.99% CB&T State Tax Credit Fund, L.L.C.	Georgia
0.01% Ashton Avalon, LP	Georgia
0.01% Baker Village Apartments I, LP	Georgia
100% Synovus Equity Investments, Inc.	Georgia
100% Synovus Special Limited Partner, LLC	Georgia
100% Synovus Callier Forest, LLC	Georgia
99.99% Callier Forest, L.P.	Alabama
100% Synovus Union Hill, LLC	Georgia
99.9% Union Hill Apartments, L.P.	Alabama
100% Synovus Pointe Apartments, LLC	Georgia
99.99% The Pointe Apartments, Ltd.	Alabama
100% Synovus South Mall Apartments, LLC	Georgia

As of December 31, 2018

99.99% Summit South Mall Apartments, Ltd.	Alabama
100% Synovus Aspenwood Square, LLC	Georgia
99.99% Aspenwood Square Apartments, LP	Alabama
100% Synovus CAHEC CEF XXI, LLC	Georgia
100% Synovus Timber Sound 2017, LLC	Georgia
100% Synovus CAHEC SCPF 2017, LLC	Georgia
100% Synovus Hidden Hills 2017, LLC	Georgia
100% Synovus Stratford 25 2017, LLC	Georgia
100% Synovus RJ SIF 2018, LLC	Georgia
100% Synovus Caroline Arms 2018, LLC	Georgia
100% Synovus BC Federal Investor 2018, LLC	Georgia
100% Synovus BC State Investor 2018, LLC	Georgia
5.07% ST GA Fund I LLC	Georgia
5.6% ST GA Fund III LLC	Georgia
100% Synovus Securities, Inc.	Georgia
100% Broadway Asset Management, Inc.	Georgia
100% Banking Corporation of Florida Capital Trust	Delaware
100% Synovus Georgia State Tax Credit Fund, LLC	Georgia
77% JT Tax Credits, LLC	Georgia
49.92% TTP Fund II, L.P.	Georgia
27% GAA Real Estate Partners, L.P.	Delaware

As of December 31, 2018